Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) and, if not defined in this Form 8-K, the proxy statement//prospectus filed with the SEC on June 21, 2021 (the “Proxy Statement”). Unless the context otherwise requires, the “Company” refers to Matterport, Inc. and its subsidiaries after the Closing and Gores Holdings VI, Inc. prior to the Closing.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of the historical financial information of the Company and Legacy Matterport adjusted to give effect to the Business Combination, PIPE Investment and the other related events contemplated by the Merger Agreement.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021, combines the historical balance sheet of the Company as of March 31, 2021 with the historical condensed consolidated balance sheet of Legacy Matterport as of March 31, 2021 on a pro forma basis as if the Business Combination, the PIPE Investment and the other related events contemplated by the Merger Agreement, as described below and in the accompanying notes to the unaudited pro forma condensed combined financial statements, had been consummated on March 31, 2021.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 combines the historical statement of operations of the Company for the three months ended March 31, 2021, and the historical condensed consolidated statement of operations of Legacy Matterport for the three months ended March 31, 2021, on a pro forma basis as if the Business Combination, the PIPE Investment and other related events contemplated by the Merger Agreement, as described below and in the accompanying notes to the unaudited pro forma condensed combined financial statements, had been consummated on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical statement of operations of the Company for the period from June 29, 2020 (inception) through December 31, 2020, and the historical consolidated statement of operations of Legacy Matterport for the year ended December 31, 2020, on a pro forma basis as if the Business Combination, the PIPE Investment and other related events contemplated by the Merger Agreement, as described below and in the accompanying notes to the unaudited pro forma condensed combined financial statements, had been consummated on January 1, 2020.

The unaudited pro forma condensed balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Business Combination taken place on March 31, 2021, nor is it indicative of the financial condition of the Post-Combination Company as of any future date. The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position of the combined company would have been had the Business Combination, the PIPE Investment and other related events taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. The unaudited pro forma condensed combined financial information is subject to several uncertainties and assumptions as described in the accompanying notes.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in the Proxy Statement:

•

the historical unaudited financial statements of the Company as of and for the three months ended March 31, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 27, 2021 and incorporated herein by reference and the historical audited financial statements of the Company as of the year ended December 31, 2020 and for the period from June 29, 2020 (inception) through December 31, 2020 on Form 10-K/A filed with the SEC on May 18, 2021 and incorporated herein by reference;

•

the historical unaudited condensed consolidated financial statements of Legacy Matterport as of and for the three months ended March 31, 2021 and the historical audited consolidated financial statements of Legacy Matterport as of and for the year ended December 31, 2020, which are included in the Proxy Statement and are incorporated herein by reference;

•

other information relating to the Company and Legacy Matterport included in the Proxy Statement and incorporated herein by reference, including the Merger Agreement and the description of certain terms thereof set forth under the section titled “The Business Combination”; and

•

the sections titled “Company Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Matterport Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the Proxy Statement and incorporated herein by reference.

Description of the Business Combination

Pursuant to the Merger Agreement, First Merger Sub merged with and into Legacy Matterport, with Legacy Matterport continuing as the Surviving Corporation, and immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation merged with and into Second Merger Sub, with Second Merger Sub continuing as the Surviving Entity and a wholly-owned subsidiary of the Company, under the name “Matterport Operating, LLC.” Upon the Closing, each share of Matterport Stock was converted into the right to receive a number of shares of Class A Stock, equal to the Per Share Matterport Stock Consideration, and each share of Matterport Preferred Stock was automatically converted into the right to receive a number of shares of Class A Stock equal to the Per Share Matterport Stock Consideration multiplied by the number of shares of Matterport Stock issuable upon conversion of such share of Matterport Preferred Stock as of immediately prior to the closing of the First Merger.

The aggregate consideration paid to Legacy Matterport stockholders in connection with the Business Combination (excluding any potential Earn-Out Shares), was 218,875,000 shares. The Per Share Matterport Stock Consideration was equal to approximately 4.1193.

The Business Combination occured based on the following transactions contemplated by the Merger Agreement:

•

each issued and outstanding share of Matterport Preferred Stock was canceled and converted into the right to receive an aggregate number of shares of Class A Stock equal to the Per Share Matterport Preferred Stock Consideration;

•	each Matterport Warrant was exercised in full in exchange for the issuance of shares of Matterport Stock to the holder of such Matterport Warrant;

•

each issued and outstanding share of Matterport Stock (including the items mentioned in above points) was canceled and converted into the right to receive an aggregate number of shares of Class A Stock equal to the Per Share Matterport Stock Consideration;

•

each outstanding vested and unvested Matterport Stock Option was converted into a Rollover Option, exercisable for shares of Class A Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Per Share Matterport Stock Consideration; and

•

each outstanding and unvested Matterport RSU was converted into a Rollover RSU for shares of Class A Stock with the same terms except for the number of shares, which were adjusted using the Per Share Matterport Stock Consideration.

Other related events that took place in connection with the Business Combination are summarized below:

•	The issuance and sale of 29,500,000 shares of Class A Stock at a purchase price of $10.00 per share for an aggregate purchase price of $295.0 million pursuant to the PIPE Investment.

•

Matterport Stockholders and holders of Matterport Stock Options and Legacy Matterport RSUs are also entitled to receive a number of Earn-Out Shares comprising up to 23,460,000 shares of Class A Stock in the aggregate. There are six distinct tranches of Earn-Out Shares, each of which will be issued if the daily volume weighted average price (based on such trading day) of one share of Class A Stock exceeds a certain threshold specified for such tranche in the Merger Agreement for a period of at least 10 days out of 30 consecutive trading days during the period beginning on the 180th day following the Closing and ending on the fifth anniversary of such date (the “Earn-Out Period”). If the applicable triggering event is achieved for a tranche, the Company will account for the Earn-Out Shares for such tranche as issued and outstanding Class A Stock. Any Earn-Out Shares issuable to any holder of Matterport Stock Options and Matterport RSUs in respect of such Matterport Stock Options and Matterport RSUs shall be issued to such holder only if such holder continues to provide services (whether as an employee, director or individual independent contractor) to the Post-Combination Company through the date of the occurrence of the corresponding triggering event (or acceleration event, if applicable) that causes such Earn-Out Shares to become issuable. Any Earn-Out Shares that are forfeited pursuant to the preceding sentence shall be reallocated to the other Matterport Stockholders who remain entitled to receive Earn-Out Shares in accordance with their respective Earn-Out pro rata shares. As the Earn-Out triggering events have not yet been achieved, the Earn-Out Shares are contingently issuable and not reflected in the pro forma financial information.

•

Pursuant to the terms of the Sponsor agreement, sponsor warrants are not exercisable until December 15, 2021, which is 12 months from the closing of the Company’s IPO, and will expire on July 22, 2026, which is five years after the Closing.

Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP as Legacy Matterport has been determined to be the accounting acquirer, primarily due to the fact that Matterport Stockholders continue to control the Post-Combination Company. Under this method of accounting, while the Company is the legal acquirer, it will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy Matterport issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Legacy Matterport in future reports of the Post-Combination Company. The post-closing accounting treatment of the Company Warrants are treated as and are reflected in the historical financial information of the Company as liability classified instruments.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this Form 8-K and is subject to change as additional information becomes available and analyses are performed. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

The following summarizes the consideration (excluding the Earn-Out Shares):

(in thousands, except for share amounts)
Shares transferred at the Closing (1)	218,875,000
Value per share (2)	10.00

Total Aggregate Company Stock Consideration	$2,188,750

(1)

The number of outstanding shares in the table above assumes the issuance of approximately 49.4 million shares of Class A Stock underlying Rollover Options and Rollover RSUs that do not represent legally outstanding shares of Class A Stock at the Closing.

(2)	Aggregate Company Stock Consideration is calculated using a $10.00 reference price. The closing share price on the date of the Closing was $14.47.

The unaudited pro forma condensed combined financial information reflects the Company stockholders’ approval of the Business Combination on July 22, 2021 and the redemption of 93,917 shares of the Company’s Class A Stock at approximately $10.00 per share based on trust account figures prior to the Closing on July 22, 2021 for an aggregate payment of $0.9 million.

The following summarizes the pro forma shares of Post-Combination Common Stock issued and outstanding at the Closing:

	Shares	%
Class A Stock issued to Legacy Matterport Stockholders (1)(2)	169,425,695	70.0
Public Stockholders	34,406,083	14.2
Initial Stockholders’ Class F Stock(3)	8,625,000	3.6
PIPE Investors(4)	29,500,000	12.2

Pro Forma Common Stock (5)	241,956,778	100.0

(1)

Excludes 23.5 million shares of Class A Stock in Earn-Out Shares as they are not issuable until 180 days after the Closing and are contingently issuable based upon the triggering events that have not yet been achieved.

(2)

The number of outstanding shares in the table above does not assume the issuance of approximately 49.4 million shares of Class A Stock underlying Rollover Options and Rollover RSUs that do not represent legally outstanding shares of Class A Stock at the Closing.

(3)

Excludes 4,079,000 shares of Class A Stock purchased under the Sponsor Subscription Agreement and excludes 15,000 shares of Class A Stock purchased by the Initial Stockholders (excluding the Sponsor) in the PIPE Investment.

(4)

Includes the Initial Stockholders’ ownership of 4,079,000 shares of Class A Stock purchased under the Sponsor Subscription Agreement and includes 15,000 shares of Class A Stock purchased by the Initial Stockholders (excluding the Sponsor) in the PIPE Investment.

(5)	Excludes Warrants issued in connection with the Company’s IPO as such securities are not exercisable until December 15, 2021, which is 12 months from the closing of the Company’s IPO.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2021 (in thousands)
	As of March 31, 2021					As of March 31, 2021
	Legacy Matterport (Historical)	Gores Holding V1 (Historical)	Pro Forma Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Current assets:
Cash	$49,485	$177	$345,022	(A	)	$653,266
			(23,377)	(B	)
			(8,826)	(C	)
			(3,276)	(D	)
			295,000	(E	)
			(939)	(N	)
Restricted cash	400	—	—			400
Accounts receivable, net	4,630	—	—			4,630
Inventories	3,461	—	—			3,461
Prepaid expenses and other current assets	2,757	836	—			3,593

Total current assets	60,733	1,013	603,604			665,350
Non-current assets:
Deferred tax asset	—	—	—			—
Investments and cash held in Trust Account	—	345,022	(345,022)	(A	)	—
Property and equipment, net	8,531	—	—			8,531
Other long-term assets	5,242	—	(2,983)	(C	)	2,259

Total non-current assets	13,773	345,022	(348,005)			10,790

TOTAL ASSETS	$74,506	$346,035	$255,599			$676,140

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,317	$—	$—			$5,317
State franchise tax	—	50	(22)	(D	)	28
Related party note	—	600	(600)	(D	)	—
Current portion of long-term debt	8,568	—	—			8,568
Deferred revenue	6,444	—	—			6,444
Public warrants derivative liability	—	27,255	—			27,255
Private warrants derivative liability	—	17,578	—			17,578
Accrued expenses and other current liabilities	8,415	2,659	(2,390)	(C	)	6,030
			(2,654)	(D	)

Total current liabilities	28,744	48,142	(5,666)			71,220
Non-current liabilities:
Long-term debt	3,117	—	—			3,117
Deferred revenue, non-current	247	—	—			247
Deferred underwriting compensation	—	12,075	(12,075)	(B	)	—
Earn-out liabilities	—	—	227,007	(L	)	227,007
Other liabilities	300	—	—			300

Total non-current liabilities	3,664	12,075	214,932			230,671

Total liabilities	32,408	60,217	209,266			301,891

Commitments and contingencies:
Common stock subject to possible redemption	—	345,000	(345,000)	(F	)	—
Redeemable convertible preferred stock	164,168	—	(164,168)	(G	)	—
Stockholders’ equity (deficit):
Legacy Matterport Common Stock	10	—	31	(G	)	—
			(41)	(I	)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands)

	As of March 31, 2021				As of March 31, 2021
	Legacy Matterport (Historical)	Gores Holding V1 (Historical)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Class A Stock	—	—	3	(E)	24
			3	(F)
			1	(H)
			17	(I)
Class F Stock	—	1	(1)	(H)	—
Additional paid-in capital	10,682	—	(1,750)	(B)	516,654
			(8,877)	(C)
			294,997	(E)
			344,997	(F)
			164,137	(G)
			24	(I)
			8,059	(J)
			(68,735)	(K)
			(227,007)	(L)
			1,066	(M)
			(939)	(N)
Accumulated other comprehensive income	108	—	—		108
Accumulated deficit	(132,870)	(59,183)	(9,552)	(B)	(142,537)
			(542)	(C)
			(8,059)	(J)
			68,735	(K)
			(1,066)	(M)

Total stockholders’ equity (deficit)	(122,070)	(59,182)	555,501		374,249

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$74,506	$346,035	$255,599		$676,140

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	For the Three Months Ended March 31, 2021					For the Three Months Ended March 31, 2021
	Legacy Matterport (Historical)	Gores Holding VI (Historical)	Pro Forma Transaction Accounting Adjustments			Pro Forma Combined
Revenue:
Subscription	$13,800	$—	$—			$13,800
License	2,260	—	—			2,260
Services	2,689	—	—			2,689
Product	8,180	—	—			8,180

Total revenue	26,929	—	—			26,929

Costs of revenue:
Subscription	3,251	—	57	(AA	)	3,319
			11	(BB	)
License	—	—	—			—
Services	2,035	—	30	(AA	)	2,226
			161	(BB	)
Product	4,915	—	80	(AA	)	5,156
			161	(BB	)

Total costs of revenue	10,201	—	500			10,701

Gross profit	16,728	—	(500)			16,228

Operating expenses:
Research and development	6,025	—	948	(AA	)	7,411
			438	(BB	)
Selling, general, and administrative	13,058	—	2,751	(AA	)	16,104
			295	(BB	)
Professional fees	—	3,239	—			3,239
State franchise tax	—	50	—			50
Change in fair value of warrant liability	—	26,673	—			26,673

Total operating expenses	19,083	29,962	4,432			53,477

Loss from operations	(2,355)	(29,962)	(4,932)			(37,249)
Other income (expense):
Interest income	8	14	(14)	(CC	)	8
Interest expense	(308)	—	—			(308)
Other (expense) income, net	(198)	—	—			(198)

Total other income (expense)	(498)	14	(14)			(498)

Loss before provision for (benefit from) income taxes	(2,853)	(29,948)	(4,946)			(37,747)
Provision for (benefit from) income taxes	19	26	(26)	(DD	)	19

Net loss attributable to common stockholders	$(2,872)	$(29,974)	$(4,920)			$(37,766)

Weighted average shares outstanding—Common stock	9,621,163
Common stock—basic and diluted	$(0.30)
Weighted average shares outstanding—Class A		34,500,000				241,956,778
Class A Stock—basic and diluted [See Note 3]		$(0.70)				$(0.16)
Weighted average shares outstanding—Class F		8,625,000
Class F Stock—basic and diluted		$(0.70)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the Year Ended December 31, 2020					For the Year Ended December 31, 2020
	Legacy Matterport (Historical)	Gores Holding VI (Historical)	Pro Forma Transaction Accounting Adjustments			Pro Forma Combined
Revenue:
Subscription	$41,558	$—	$—			$41,558
License	3,500	—	—			3,500
Services	7,702	—	—			7,702
Product	33,124	—	—			33,124

Total revenue	85,884	—	—			85,884
Costs of revenue:
Subscription	11,445	—	732	(AA	)	12,177
License	69	—	3	(AA	)	72
Services	6,131	—	328	(AA	)	6,459
Product	20,300	—	1,313	(AA	)	21,613

Total costs of revenue	37,945	—	2,376			40,321

Gross profit	47,939	—	(2,376)			45,563

Operating expenses:
Research and development	17,710	—	14,954	(AA	)	32,664
Selling, general, and administrative	41,791	—	44,351	(AA	)	94,201
			8,059	(BB	)
Professional fees	—	78	—			78
State franchise tax	—	55	—			55
Warrant liability expense	—	795	—			795
Allocated expense for warrant issuance cost	—	608	542	(CC	)	1,150

Total operating expenses	59,501	1,536	67,906			128,943

Loss from operations	(11,562)	(1,536)	(70,282)			(83,380)
Other income (expense):
Interest income	19	8	(8)	(DD	)	19
Interest expense	(1,501)	—	—			(1,501)
Other (expense) income, net	(900)	—	—			(900)

Total other income (expense)	(2,382)	8	(8)			(2,382)
Loss before provision for (benefit from) income taxes	(13,944)	(1,528)	(70,290)			(85,762)
Provision for (benefit from) income taxes	77	(27)	27	(EE	)	77

Net loss attributable to common stockholders	$(14,021)	$(1,501)	$(70,317)			$(85,839)

Weighted average shares outstanding—Common stock	7,972,543
Common stock—basic and diluted	$(1.76)
Weighted average shares outstanding—Class A		3,170,550				241,956,778
Class A Stock—basic and diluted [See Note 3]		$(2.14)				$(0.35)
Weighted average shares outstanding—Class F		11,457,666
Class F Stock—basic and diluted		$(2.14)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP as Legacy Matterport has been determined to be the accounting acquirer, primarily due to the fact that Matterport Stockholders continue to control the Post-Combination Company. Under this method of accounting, while the Company is the legal acquirer, it will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy Matterport issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Legacy Matterport in future reports of the Post-Combination Company. The post-closing accounting treatment of the Company Warrants are treated as and are reflected in the historical financial information of the Company as liability classified instruments.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination, PIPE Investment, and the other related events contemplated by the Merger Agreement as if consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 combines the historical statement of operations of the Company for the three months ended March 31, 2021, and the historical condensed consolidated statement of operations of Legacy Matterport for the three months ended March 31, 2021, giving pro forma effect to the Business Combination, PIPE Investment, and other related events contemplated by the Merger Agreement as if consummated on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical statement of operations of the Company for the period from June 29, 2020 (inception) through December 31, 2020, and the historical consolidated statement of operations of Legacy Matterport for the year ended December 31, 2020, giving pro forma effect to the Business Combination, PIPE Investment, and other related events contemplated by the Merger Agreement as if consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	the Company’s unaudited balance sheet as of March 31, 2021 and the related notes for the three months ended March 31, 2021, incorporated by reference; and

•

Legacy Matterport’s unaudited condensed consolidated balance sheet as of March 31, 2021 and the related notes for the three months ended March 31, 2021, included in the Proxy Statement and incorporated by reference herein.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	the Company’s unaudited statement of operations for the three months ended March 31, 2021 and the related notes, incorporated by reference; and

•

Legacy Matterport’s unaudited condensed consolidated statements of operations for the three months ended March 31, 2021 and the related notes included in the Proxy Statement and incorporated by reference herein.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	the Company’s audited statement of operations for the period from June 29, 2020 (date of inception) to December 31, 2020 and the related notes, incorporated by reference; and

•	Legacy Matterport’s audited consolidated statements of operations for the year ended December 31, 2020 and the related notes included in the Proxy Statement and incorporated by reference herein.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this Form 8-K and is subject to change as additional information becomes available and analyses are performed. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

Total one-time direct and incremental transaction costs (i.e. “Transaction costs”) incurred prior to, or concurrent with, the Closing were allocated between common stock issued and other equity instruments currently classified as liabilities (i.e. private placement warrants and public warrants) on a relative fair value basis. Transaction costs allocable to common stock issued are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Legacy Matterport’s additional paid-in capital and are assumed to be cash settled. Transaction costs allocable to issued warrants classified as liabilities are charged to the unaudited pro forma condensed combined statement of operations and are assumed to be cash settled.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Post-Combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)	Reflects the liquidation and reclassification of $345.0 million of investments held in the Trust Account to cash and cash equivalents that become available upon the Closing.

(B)

Reflects the payment of $12.1 million of deferred underwriters’ fees incurred during the Company’s IPO due upon the Closing and the Company’s total preliminary estimated advisory, legal, and accounting fees and other professional fees of $11.3 million. This includes the Company’s $1.7 million in transaction cost in connection with PIPE Investment, which has been recorded as a reduction to additional paid-in capital. The remaining $9.6 million transaction costs have been reflected as an adjustment to the accumulated deficit.

(C)

Reflects Legacy Matterport’s total advisory, legal, and accounting fees and other professional fees of $9.4 million incurred prior to, or concurrent with the Closing, including $2.4 million that was recorded in accrued expenses and $0.6 million that was paid as of March 31, 2021. These expected transaction costs are in connection with the Closing and related transactions and are deemed to be direct and incremental costs of the Business Combination, $8.9 million of which have been allocable to common stock issued and recorded as a reduction to additional paid-in capital and the remaining $0.5 million allocable to issued warrants classified as liabilities have been charged to the unaudited pro forma condensed combined statement of operations.

(D)	Reflects the settlement of the Company’s historical liabilities that were settled upon the Closing.

(E)

Reflects the proceeds of $295.0 million from the issuance and sale of 29.5 million shares of Class A Stock at $10.00 per share pursuant to the PIPE Investment. Please refer to tickmark (B) for transaction costs related to PIPE Investment.

(F)	Reflects the reclassification of Class A Stock subject to possible redemption to permanent equity immediately prior to the Closing.

(G)	Reflects the conversion of Matterport Preferred Stock into Matterport Stock pursuant to the applicable conversion rate effective immediately prior to the Closing.

(H)	Reflects the conversion of Class F Stock into Class A Stock in connection with the Closing.

(I)	Reflects the recapitalization of common stock between Matterport Stock, Class A Stock, and additional paid-in capital.

(J)	Reflects the incremental stock-based compensation expense upon acceleration of vesting of stock options issued to R.J. Pittman, Chief Executive Officer, upon the Closing.

(K)	Reflects the elimination of the Company’s historical retained earnings.

(L)	Reflects the fair value of the Earn-Out Shares contingently issuable and recorded as Earn-Out Liabilities as of the Closing. For further information, please refer to Note 4.

(M)	Reflects the incremental stock-based compensation expense for Matterport RSU awards which have met the service and performance-based vesting conditions upon the Closing.

(N)

Represents the cash disbursed to redeem 93,917 shares of Class A Stock for $0.9 million allocated to common stock and APIC, using a par value of $0.0001 per share at a redemption price of $10.00 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended March 31, 2021

The adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 are as follows:

(AA)

Reflects the incremental stock-based compensation expense for Earn-Out shares contingently issuable to the holders of Matterport Stock Options and Matterport RSUs as of the Closing, who have a continuing employment requirement. For further details, refer to Note 4.

(BB)	Reflects the incremental stock-based compensation expense for Matterport RSU awards issuable to the employees who have met the service and performance-based vesting conditions upon the Closing.

(CC)	Reflects the elimination of interest income on the Trust Account.

(DD)

The adjustment takes into consideration if recognition of deferred tax assets is appropriate when the realization of these assets is more likely than not. Based upon the weight of all available evidence, with a primary focus on Legacy Matterport’s history of recent losses, Legacy Matterport has concluded that it is not more likely than not that the recorded deferred tax assets will be realized. As a result, the tax effect of the Transactions is recorded at no tax expense or benefit to Legacy Matterport. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company and Legacy Matterport filed consolidated income tax returns during the period presented.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2020

The adjustments included in the unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2020 are as follows:

(AA)

Reflects the incremental stock-based compensation expense for Earn-Out shares to be issued to the holders of Legacy Matterport Stock Options and Legacy Matterport RSUs, who have a continuing employment requirement. For further details, refer to Note 4.

(BB)	Reflects the incremental stock-based compensation expense upon acceleration of vesting of stock options issued to R.J. Pittman, Chief Executive Officer, upon the Closing.

(CC)	Reflects the transaction costs allocable to issued warrants classified as liabilities in connection with the Closing. Refer to Note 1 for more information.

(DD)	Reflects the elimination of interest income on the Trust Account.

(EE)

The adjustment takes into consideration if recognition of deferred tax assets is appropriate when the realization of these assets is more likely than not. Based upon the weight of all available evidence, with a primary focus on Legacy Matterport’s history of recent losses, Legacy Matterport has concluded that it is not more likely than not that the recorded deferred tax assets will be realized. As a result, the tax effect of the Transactions is recorded at no tax expense or benefit to Legacy Matterport. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company and Legacy Matterport filed consolidated income tax returns during the period presented.

3.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, the PIPE Investment, and other related events, assuming the shares were outstanding since January 1, 2020. As the Business Combination, PIPE Investment and other related proposed equity transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared based on the following information:

(in thousands, except share and per share data)	For the Three Months Ended March 31, 2021	For the Year ended December 31, 2020
Pro forma net loss	$(37,766)	$(85,839)
Weighted average shares outstanding of Class A Stock	241,956,778	241,956,778
Net loss per share of Class A Stock-basic and diluted	$(0.16)	$(0.35)
Weighted average shares outstanding—basic and diluted
Class A Stock issued to Legacy Matterport Stockholders	169,425,695	169,425,695
Public Stockholders	34,406,083	34,406,083
Initial Stockholders	8,625,000	8,625,000
PIPE Investors	29,500,000	29,500,000

Total	241,956,778	241,956,778

The following potentially dilutive outstanding securities were excluded from the computation of proforma net loss per share, basic and diluted, because their effect would have been anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period:

	For the Three Months Ended March 31, 2021	For the Year Ended December 31, 2020
Rollover Options and Rollover RSUs	49,449,305	49,449,305
Earn-Out shares	23,500,000	23,500,000
Company’s private placement and public warrants	11,350,000	11,350,000

4.	Earn-Out Shares

The Earn-Out Shares issuable to holders of Matterport Stock Options and Matterport RSUs are expected to be accounted as stock-based compensation expense as they are subject to forfeiture based on the satisfaction of certain employment conditions. Subsequent forfeiture and reallocation, if any, of such Earn-Out Shares issuable to holders of Matterport Stock Options and Matterport RSUs are expected to be recorded as stock-based compensation expense for reallocation to holders of Matterport Stock Options and Matterport RSUs and as a liability for reallocation to Matterport Stockholders, other than holders of Matterport Stock Options and Matterport RSUs (“Other Matterport Stockholders”). The Earn-Out Shares to Other Matterport Stockholders are expected to be accounted for as liability classified equity instruments that are earned upon achieving the applicable triggering event, which includes events that are not indexed to the common stock of the Post-Combination Company.

The fair value of the Earn-Out Shares to Other Matterport Stockholders is $227.0 million, which is recorded as Earn-Out liability. The estimated fair value of the Earn-Out Shares issuable to holders of Matterport Stock Options and Matterport RSUs is $67.8 million, of which $3.6 and $61.9 million were recorded as stock-based compensation expense in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31,2020, respectively.

The fair values of the Earn-Out Shares were determined by using a Monte Carlo simulation model implemented in a risk-neutral valuation framework. Assumptions used in the valuation were as follows:

Current stock price: the current stock price was set at $14.47 per share for Class A Stock based on the closing price as of the valuation date of July 22, 2021, which was the date of the Closing.

Expected volatility: volatility was determined using the historical volatility of the Company’s Public Warrants corresponding to the expected term of the awards.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the Earn-Out Period.

Expected term: The expected term assumes six months until the Closing plus the five year term of the Earn-Out Period.

Expected dividend yield: The expected dividend yield is zero as Legacy Matterport has never declared or paid cash dividends and has no current plans to do so during the expected term.